InspireMD Receives Approval from US Food and Drug
Administration to Begin United States Regulatory Trial

Boston, MA and Tel-Aviv, Israel, April 23, 2013 -- InspireMD, Inc. (NYSE MKT: NSPR) (“Inspire” or the “Company”), the developer of the MGuard™ Embolic Protection Stent (EPS), announced today that on April 19, 2013, the Company received an approval with conditions for its Investigational Device Exemption (IDE) application with the U.S. Food and Drug Administration (FDA). An approval with conditions indicates that the FDA concurs with the overall trial design and while minor details are being finalized, allows the company to initiate enrollment in the MASTER II IDE trial.

The multi-center, randomized study will consist of 1,114 patients suffering from ST Elevation Myocardial Infarction (STEMI), throughout 35 sites in the U.S. and an additional 35 sites in Europe, and will support the Company’s application to market its MGuard™ Prime MicroNet™ covered coronary stent system in the United States.

Gregg Stone, MD, of The Cardiovascular Research Foundation, and Dr. Jose P. S. Henriques of the Academic Medical Center Amsterdam in the Netherlands, will serve as Principal Investigators for the trial, which will consist of two co-primary endpoints: superiority in complete ST resolution and non-inferiority in death and target vessel MI. In addition, a 356 patient sub-study will be conducted to assess the effect of MGuard EPS on vessel infarct size, as measured through cardiac Magnetic Resonance Imaging (MRI).

“The approval to begin the US FDA trial is a significant milestone for the company,” commented Alan Milinazzo, InspireMD’s CEO and President. “This trial will provide an excellent opportunity to validate the safety and effectiveness of MGuard EPS in another large multi-center, randomized trial, comparing both bare metal and drug eluting stents, the current therapy for STEMI patients.”

The FDA trial will be known as The MASTER II (MGuard™ for Acute ST Elevation Reperfusion), the second in a series of clinical studies meant to both validate the effectiveness of the MGuard EPS platform, as well as achieve registration with the appropriate regulatory authorities worldwide.

InspireMD’s EPS technology previously yielded positive results in the MASTER I findings, which revealed a statistically and clinically significant acute advantage of MGuard EPS with regard to ST segment resolution. As a result, MGuard EPS may hold the potential to lower the incidence of adverse events and prolong survival of patients suffering from acute myocardial infarction,

About InspireMD’s MGuard EPS Technology

In stroke and acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages, some of which can be fatal, in a significant portion of heart attack patients.

The MGuard EPS stent system technology is integrated with a precisely engineered micro net mesh that prevents the unstable arterial plaque and thrombus (clots) that cause these blockages from breaking off. The mesh is designed to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard EPS is CE Mark approved. MGuard™ is not approved for sale in the U.S. by the U.S. Food and Drug Administration.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q.  Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For additional information:

InspireMD Desk

Redington Inc.,
+1-212-926-1733
+1-203-222-7399
inspiremd@redingtoninc.com